Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2024 Third Quarter Results
Total Revenues of $616.5M, up 12% Year Over Year;
Subscription Services Revenues of $494.9M, up 12% Year Over Year

PLEASANTON, CA - December 6, 2023 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its third quarter ended October 31, 2023.

“It was another strong quarter as we advance the industry toward more efficient and effective ways of working, from drug development through commercialization,” said CEO Peter Gassner. “We announced a number of new innovations, expanded in existing markets, and continued progress in newer areas like Vault CRM, positioning us well for durable, profitable growth for years to come.”
Fiscal 2024 Third Quarter Results:
•Revenues: Total revenues for the third quarter were $616.5 million, up from $552.4 million one year ago, an increase of 12% year over year. Subscription services revenues for the third quarter were $494.9 million, up from $441.6 million one year ago, an increase of 12% year over year.
•Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $128.5 million, compared to $121.4 million one year ago, an increase of 6% year over year. Non-GAAP operating income for the third quarter was $234.6 million, compared to $219.5 million one year ago, an increase of 7% year over year.
•Net Income and Non-GAAP Net Income(1): Third quarter net income was $135.2 million, compared to $108.5 million one year ago, an increase of 25% year over year. Non-GAAP net income for the third quarter was $218.7 million, compared to $183.2 million one year ago, an increase of 19% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.83, compared to $0.67 one year ago, while non-GAAP fully diluted net income per share was $1.34, compared to $1.13 one year ago.
•Customer Contracting Change: The previously announced customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements went into effect on February 1, 2023. This resulted in a change in the timing of revenue for certain customer contracts to which a TFC right was added and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the third quarter.

“We are managing the business well and continue to track towards our longer term targets,” said CFO Brent Bowman. "We’re in the early innings of a large and growing opportunity, and we believe our software, data, and high-value services will enable us to drive growth and profitability through 2030 and beyond.”

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

Recent Highlights:
•Commercial Innovation Drives Continued Leadership – Veeva announced new innovations coming in Veeva Commercial Cloud including Marketing Automation for campaign management and Patient CRM to manage sensitive patient information and workflows. Veeva also crossed significant milestones for Vault CRM – including the first customer live – as it looks ahead to delivering the next-generation of CRM for life sciences. Two top 20 biopharmas also committed to Vault CRM globally as the path to commercial innovation.
•Delivering the Modern Data Platform for the Industry – Veeva Data Cloud provides the industry a modern alternative to legacy data, all on a common data architecture. This fueled strong progress in the quarter with a record 13 new brands for Compass, two top 20 biopharma wins for Link, and the recent announcement of a second top 20 biopharma that will roll out OpenData globally.
•Establishing the Technology Foundation for Drug Development – Momentum continued in the significant long-term opportunity for Veeva Development Cloud. In the quarter, the company saw further adoption across all product areas, including 24 customer wins across clinical, 23 for quality, and 15 in regulatory. Development Cloud also continues to expand as new products were announced in clinical and quality, two of Veeva’s largest opportunities in R&D.
Financial Outlook:
Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2024 as follows:
•Total revenues between $620 and $622 million.
•Non-GAAP operating income of about $227 million(2).
•Non-GAAP fully diluted net income per share of approximately $1.30(2).
Veeva is providing updated guidance for its fiscal year ending January 31, 2024 as follows:
•Total revenues between $2,353 and $2,355 million.
•Non-GAAP operating income of about $830 million(2).
•Non-GAAP fully diluted net income per share of approximately $4.76(2).
Veeva is reiterating guidance for its fiscal year ending January 31, 2025 for the following metrics:
•Total revenues of at least $2,750 million.
•Non-GAAP operating income of at least $1,000 million(2).

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, December 6, 2023, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2024 Third Quarter Results Conference Call
When:	Wednesday, December 6, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz

Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2024, the fiscal year ending January 31, 2024, or the fiscal year ending January 31, 2025, because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of December 6, 2023, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations, changes in applicable laws and regulations, and impacts related to Russia’s invasion of Ukraine and the Israel-Hamas conflict), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 38 and 39 in our filing on Form 10-Q for the period ended July 31, 2023 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###
Investor Relations Contact:
Gunnar Hansen
Veeva Systems Inc.
267-460-5839
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$743,712	$886,465
Short-term investments	3,198,570	2,216,163
Accounts receivable, net	255,504	703,055
Unbilled accounts receivable	44,837	82,174
Prepaid expenses and other current assets	93,135	81,456
Total current assets	4,335,758	3,969,313
Property and equipment, net	57,597	49,817
Deferred costs, net	19,733	31,825
Lease right-of-use assets	48,139	55,336
Goodwill	439,877	439,877
Intangible assets, net	67,919	82,476
Deferred income taxes	218,348	136,697
Other long-term assets	38,401	38,955
Total assets	$5,225,772	$4,804,296

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,236	$41,678
Accrued compensation and benefits	38,430	44,282
Accrued expenses and other current liabilities	32,921	35,306
Income tax payable	6,560	4,946
Deferred revenue	644,463	869,285
Lease liabilities	9,640	11,306
Total current liabilities	768,250	1,006,803
Deferred income taxes	1,145	1,492
Lease liabilities, noncurrent	48,026	49,670
Other long-term liabilities	28,578	30,079
Total liabilities	845,999	1,088,044
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,824,250	1,532,627
Accumulated other comprehensive loss	(37,538)	(31,129)
Retained earnings	2,593,059	2,214,752
Total stockholders’ equity	4,379,773	3,716,252
Total liabilities and stockholders’ equity	$5,225,772	$4,804,296

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
Revenues:
Subscription services(3)	$494,912	$441,569	$1,380,095	$1,272,850
Professional services and other(4)	121,593	110,782	352,960	318,821
Total revenues	616,505	552,351	1,733,055	1,591,671
Cost of revenues(5):
Cost of subscription services	74,435	65,734	213,179	188,722
Cost of professional services and other	93,247	88,173	290,184	256,369
Total cost of revenues	167,682	153,907	503,363	445,091
Gross profit	448,823	398,444	1,229,692	1,146,580
Operating expenses(5):
Research and development	161,278	130,257	465,466	377,740
Sales and marketing	96,773	93,910	282,269	259,642
General and administrative	62,283	52,873	187,887	159,030
Total operating expenses	320,334	277,040	935,622	796,412
Operating income	128,489	121,404	294,070	350,168
Other income, net	42,187	12,458	111,260	23,565
Income before income taxes	170,676	133,862	405,330	373,733
Income tax provision	35,518	25,405	27,023	74,560
Net income	$135,158	$108,457	$378,307	$299,173
Net income per share:
Basic	$0.84	$0.70	$2.36	$1.93
Diluted	$0.83	$0.67	$2.32	$1.84
Weighted-average shares used to compute net income per share:
Basic	160,768	155,392	160,344	154,958
Diluted	163,761	162,295	163,129	162,189
Other comprehensive income:
Net change in unrealized loss on available-for-sale investments	$(2,637)	$(17,499)	$(6,100)	$(30,722)
Net change in cumulative foreign currency translation loss	(518)	(808)	(309)	(2,962)
Comprehensive income	$132,003	$90,150	$371,898	$265,489

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$251,167	$239,276	$733,921	$703,356
Veeva R&D Solutions	243,745	202,293	646,174	569,494
Total subscription services	$494,912	$441,569	$1,380,095	$1,272,850

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$47,899	$45,283	$140,082	$133,027
Veeva R&D Solutions	73,694	65,499	212,878	185,794
Total professional services and other	$121,593	$110,782	$352,960	$318,821

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,604	$1,636	$4,857	$4,606
Cost of professional services and other	12,943	13,227	39,881	37,035
Research and development	45,711	37,415	129,909	102,139
Sales and marketing	23,460	23,576	67,084	64,500
General and administrative	17,508	17,333	53,109	48,083
Total stock-based compensation	$101,226	$93,187	$294,840	$256,363

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$135,158	$108,457	$378,307	$299,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,364	7,157	24,000	21,443
Reduction of operating lease right-of-use assets	2,860	3,094	8,885	9,062
Accretion of discount on short-term investments	(8,515)	(1,565)	(19,298)	(1,016)
Stock-based compensation	101,226	93,187	294,840	256,363
Amortization of deferred costs	3,542	5,378	12,843	17,107
Deferred income taxes	(33,405)	(31,056)	(80,132)	(84,369)
Loss on foreign currency from mark-to-market derivative	1,388	7	841	1,193
Bad debt expense	134	1,089	630	1,210
Changes in operating assets and liabilities:
Accounts receivable	123,428	69,272	446,921	387,066
Unbilled accounts receivable	(7,296)	(4,307)	37,337	(18,819)
Deferred costs	(812)	(5,376)	(751)	(11,876)
Other current and long-term assets	(16,051)	7,326	(6,806)	(3,750)
Accounts payable	(13,556)	10,002	(5,502)	20,663
Accrued expenses and other current liabilities	(8,443)	5,465	(9,572)	2,654
Income taxes payable	(17,583)	49,323	1,614	46,705
Deferred revenue	(192,037)	(174,544)	(228,120)	(222,013)
Operating lease liabilities	27	(2,624)	(4,263)	(7,736)
Other long-term liabilities	4,169	2,375	1,796	4,013
Net cash provided by operating activities	82,598	142,660	853,570	717,073
Cash flows from investing activities
Purchases of short-term investments	(541,502)	(710,833)	(2,142,068)	(1,716,250)
Maturities and sales of short-term investments	474,088	310,713	1,170,881	757,434
Long-term assets	(5,910)	(5,609)	(18,461)	(9,605)
Net cash used in investing activities	(73,324)	(405,729)	(989,648)	(968,421)
Cash flows from financing activities
Proceeds from exercise of common stock options	13,956	4,575	52,184	30,116
Taxes paid related to net share settlement of equity awards	(20,845)	(15,118)	(57,888)	(47,251)
Net cash used in financing activities	(6,889)	(10,543)	(5,704)	(17,135)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,282)	(1,475)	(973)	(4,398)
Net change in cash, cash equivalents, and restricted cash	1,103	(275,087)	(142,755)	(272,881)
Cash, cash equivalents, and restricted cash at beginning of period	745,792	1,143,431	889,650	1,141,225
Cash, cash equivalents, and restricted cash at end of period	$746,895	$868,344	$746,895	$868,344

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$3,275	$888	$68,575	$5,981

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. For example, excess tax benefits for the quarters ended January 31 and April 30, 2023 were higher than normal primarily due to our Chief Executive Officer’s exercise of stock options in connection with a previously announced trading plan. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
Net cash provided by operating activities on a GAAP basis	$82,598	$142,660	$853,570	$717,073
Excess tax benefits from employee stock plans	(3,275)	(888)	(68,575)	(5,981)
Net cash provided by operating activities on a non-GAAP basis	$79,323	$141,772	$784,995	$711,092
Net cash used in investing activities on a GAAP basis	$(73,324)	$(405,729)	$(989,648)	$(968,421)
Net cash used in financing activities on a GAAP basis	$(6,889)	$(10,543)	$(5,704)	$(17,135)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
Cost of subscription services revenues on a GAAP basis	$74,435	$65,734	$213,179	$188,722
Stock-based compensation expense	(1,604)	(1,636)	(4,857)	(4,606)
Amortization of purchased intangibles	(1,126)	(1,126)	(3,343)	(3,342)
Cost of subscription services revenues on a non-GAAP basis	$71,705	$62,972	$204,979	$180,774

Gross margin on subscription services revenues on a GAAP basis	85.0%	85.1%	84.6%	85.2%
Stock-based compensation expense	0.3	0.4	0.3	0.3
Amortization of purchased intangibles	0.2	0.2	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.5%	85.7%	85.1%	85.8%

Cost of professional services and other revenues on a GAAP basis	$93,247	$88,173	$290,184	$256,369
Stock-based compensation expense	(12,943)	(13,227)	(39,881)	(37,035)
Amortization of purchased intangibles	(139)	(139)	(411)	(411)
Cost of professional services and other revenues on a non-GAAP basis	$80,165	$74,807	$249,892	$218,923

Gross margin on professional services and other revenues on a GAAP basis	23.3%	20.4%	17.8%	19.6%
Stock-based compensation expense	10.6	11.9	11.3	11.6
Amortization of purchased intangibles	0.2	0.2	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	34.1%	32.5%	29.2%	31.3%

Gross profit on a GAAP basis	$448,823	$398,444	$1,229,692	$1,146,580
Stock-based compensation expense	14,547	14,863	44,738	41,641
Amortization of purchased intangibles	1,265	1,265	3,754	3,754
Gross profit on a non-GAAP basis	$464,635	$414,572	$1,278,184	$1,191,975

Gross margin on total revenues on a GAAP basis	72.8%	72.1%	71.0%	72.0%
Stock-based compensation expense	2.4	2.7	2.6	2.6
Amortization of purchased intangibles	0.2	0.3	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	75.4%	75.1%	73.8%	74.9%

Research and development expense on a GAAP basis	$161,278	$130,257	$465,466	$377,740
Stock-based compensation expense	(45,711)	(37,415)	(129,909)	(102,139)
Amortization of purchased intangibles	(29)	(29)	(85)	(85)
Research and development expense on a non-GAAP basis	$115,538	$92,813	$335,472	$275,516

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022

Sales and marketing expense on a GAAP basis	$96,773	$93,910	$282,269	$259,642
Stock-based compensation expense	(23,460)	(23,576)	(67,084)	(64,500)
Amortization of purchased intangibles	(3,555)	(3,555)	(10,550)	(10,550)
Sales and marketing expense on a non-GAAP basis	$69,758	$66,779	$204,635	$184,592

General and administrative expense on a GAAP basis	$62,283	$52,873	$187,887	$159,030
Stock-based compensation expense	(17,508)	(17,333)	(53,109)	(48,083)
Amortization of purchased intangibles	(57)	(57)	(169)	(169)
General and administrative expense on a non-GAAP basis	$44,718	$35,483	$134,609	$110,778

Operating expense on a GAAP basis	$320,334	$277,040	$935,622	$796,412
Stock-based compensation expense	(86,679)	(78,324)	(250,102)	(214,722)
Amortization of purchased intangibles	(3,641)	(3,641)	(10,804)	(10,804)
Operating expense on a non-GAAP basis	$230,014	$195,075	$674,716	$570,886

Operating income on a GAAP basis	$128,489	$121,404	$294,070	$350,168
Stock-based compensation expense	101,226	93,187	294,840	256,363
Amortization of purchased intangibles	4,906	4,906	14,558	14,558
Operating income on a non-GAAP basis	$234,621	$219,497	$603,468	$621,089

Operating margin on a GAAP basis	20.8%	22.0%	17.0%	22.0%
Stock-based compensation expense	16.4	16.9	17.0	16.1
Amortization of purchased intangibles	0.9	0.8	0.8	0.9
Operating margin on a non-GAAP basis	38.1%	39.7%	34.8%	39.0%

Net income on a GAAP basis	$135,158	$108,457	$378,307	$299,173
Stock-based compensation expense	101,226	93,187	294,840	256,363
Amortization of purchased intangibles	4,906	4,906	14,558	14,558
Income tax effect on non-GAAP adjustments(6)	(22,612)	(23,306)	(123,070)	(60,817)
Net income on a non-GAAP basis	$218,678	$183,244	$564,635	$509,277

Diluted net income per share on a GAAP basis	$0.83	$0.67	$2.32	$1.84
Stock-based compensation expense	0.62	0.57	1.81	1.58
Amortization of purchased intangibles	0.03	0.03	0.09	0.09
Income tax effect on non-GAAP adjustments(6)	(0.14)	(0.14)	(0.76)	(0.37)
Diluted net income per share on a non-GAAP basis	$1.34	$1.13	$3.46	$3.14
________________________
(6) For the three and nine months October 31, 2023 and 2022, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10